Exhibit 99.2

QUESTAR CORPORATION

LONG-TERM STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

TERMS AND CONDITIONS

The grant of any shares of Restricted Stock (Restricted Stock Award) to you on or after February 10, 2009 under the Company’s Long-Term Stock Incentive Plan (the Plan), is subject to the following terms and conditions (Terms and Conditions):

1.

Restrictions.  Shares of Restricted Stock may not be sold, assigned, transferred by gift or otherwise, pledged, hypothecated, or otherwise disposed of, by operation of law or otherwise, and shall be subject to forfeiture in accordance with the provisions of Section 4, below, until the shares are vested.  Upon vesting, the restrictions in this Section 1 shall lapse, the Restricted Stock shall no longer be subject to forfeiture, and you may transfer shares of Restricted Stock in accordance with the Securities Act of 1933 and other applicable securities laws.

2.

Enforcement of Restrictions.  To enforce the restrictions set forth in Section 1, shares of Restricted Stock may be held in electronic form in an account by the Company’s transfer agent or other designee until the restrictions set forth in Section 1 have lapsed with respect to such shares, or such shares are forfeited, whichever is earlier.   In the event the Management Performance Committee of the Company’s Board of Directors (the “Committee”) elects not to hold the shares in electronic form, the Restricted Stock may be evidenced in such manner as the Committee shall determine, including, but not limited to, the issuance of share certificates in your name.  In such case, you appoint its Corporate Secretary, or any other person designated by the Company as escrow agent, as attorney-in-fact to assign and transfer to the Company any shares of Restricted Stock forfeited by you pursuant to Section 4 below, and shall, upon acceptance of these Terms and Conditions, deliver and deposit with your attorney-in-fact any share certificates representing the Restricted Stock, together with a stock assignment duly endorsed in blank.  The stock assignment and any share certificates shall be held by your attorney-in-fact until the restrictions set forth in Section 1 have lapsed with respect to the shares of Restricted Stock, or such shares are forfeited, whichever is earlier.

3.

Vesting; Lapse of Restrictions.

(a)

Generally.  Except as set forth in other provisions below, the Restricted Stock shall vest on such date(s) (Vesting Date) as designated by the Committee for each separate Restricted Stock Award subject to you remaining continuously employed by the Company or its affiliates from the date the Restricted Stock Award is effective (Effective Date) through each Vesting Date.  If the Vesting Date falls on a day when the New York Stock Exchange (NYSE) is closed, the Vesting Date will occur on the next day that the NYSE is open.  In the event that the Vesting Date falls on a day when trading in Questar common stock has been suspended, the Vesting Date will occur on the next full day after trading resumes.

(b)

Change in Control of the Company.  Upon approval by the Company’s Board of Directors of a transaction constituting a Change in Control of the Company, as defined in the Plan, any unvested shares of the Restricted Stock shall vest in full and the restrictions set forth in Section 1 shall lapse in their entirety.

4.

Termination of Employment; Forfeiture of Restricted Stock

(a)

Death or Disability.  If you terminate your employment with the Company or its affiliates on account of death or Disability (as defined in the Plan) prior to any Vesting Date, any unvested shares of Restricted Stock shall vest in full and the restrictions set forth in Section 1 shall lapse in their entirety.

(b)

Other Terminations.  If your employment with the Company or its affiliates is terminated by you or the Company for any reason other than death or Disability prior to any Vesting Date, you shall forfeit all unvested shares of Restricted Stock issued pursuant to these Terms and Conditions.

(c)

Manner of Forfeiture.  Any shares of Restricted Stock forfeited by you pursuant to this Section 4 shall promptly be transferred to the Company without any payment to you, and you or your attorney-in-fact, shall execute all documents and take all actions as shall be necessary or desirable to promptly effectuate such transfer.  On and after the time at which any shares are required to be transferred to the Company, the Company shall not pay any dividend to you on account of such shares or permit you to exercise any of the privileges or rights of a stockholder with respect to the shares but shall, in so far as permitted by law, treat the Company as owner of the shares.

5.

Effect of Prohibited Transfer.  If any transfer of Restricted Stock is made or attempted to be made contrary to Section 1, the Company shall have the right to acquire for its own account, without any payment, such shares from the owner thereof or his transferee, at any time before or after such prohibited transfer. In addition to any other legal or equitable remedies it may have, the Company may enforce its rights to specific performance to the extent permitted by law and may exercise such other equitable remedies then available to it.  The Company may refuse for any purpose to recognize any transferee who receives shares contrary to Section 1 as a stockholder of the Company and may retain and/or recover all dividends on such shares that were paid or payable subsequent to the date on which the prohibited transfer was made or attempted.

6.

Legend.  Any certificates representing Restricted Stock shall have affixed thereto the following legend:

“The shares of Stock represented by this certificate are subject to all of the terms of a Restricted Stock Agreement between Questar Corporation (the “Company”) and the registered owner (“Owner”) of this Certificate (the “Agreement”) and to the terms of the Company’s Long-Term Stock Incentive Plan (the “Plan”).  Copies of the Agreement and the Plan are on file at the office of the Company.  The Agreement, among other things, limits the right of the Owner to transfer the shares represented by this Certificate and provides in certain circumstances that all or a portion of the shares must be returned to the Company.”

7.

Rights of a Stockholder.  Subject to the restrictions imposed by Section 1 and the terms of any other relevant sections, you shall have all of the voting, dividend, liquidation and other rights of a stockholder with respect to the Restricted Stock.

8.

Adjustments to Restricted Stock.

(a)

Adjustment by Merger, Stock Split, Stock Dividend, Etc. If the Company’s common stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spinoff, combination of shares or otherwise), or if the number of such shares of stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Restricted Stock, the number and kind of shares of stock or other securities into which each outstanding share of Restricted Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be.

(b)

Other Distributions and Changes in the Stock. In the event there shall be any other change affecting the number or kind of the outstanding shares of the Company’s common stock, or any stock or other securities into which the stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that the change equitably requires an adjustment in the shares of Restricted Stock, an adjustment shall be made in accordance with such determination.

(c)

General Adjustment Rules.  All adjustments relating to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  Fractional shares resulting from any adjustment to the Restricted Stock pursuant to this Section 8 may be settled as the Committee shall determine.  Notice of any adjustment shall be given to you.

(d)

Reservation of Rights.  The issuance of Restricted Stock shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

9.

Tax Consequences.  Set forth below is a brief summary as of the date of grant of certain United States federal income tax consequences of the award of the Restricted Stock.  THIS SUMMARY DOES NOT ADDRESS EMPLOYMENT, SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO YOU.  YOU UNDERSTAND THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

Unless you make a Section 83(b) election as described below, you shall recognize ordinary income at the time or times the shares of Restricted Stock are released from the restrictions in Section 1, in an amount equal to the Fair Market Value of the shares on such date(s) less the amount paid, if any, for such shares, and the Company shall be required to collect all applicable withholding taxes with respect to such income.

10.

Tax Withholding Obligations.  Upon taxation of the Restricted Stock, you shall make appropriate arrangements with the Company to provide for payment of all applicable tax withholdings.  You may elect to pay such withholdings to the Company in cash or to have such withholding deducted from your regular pay, or you may elect (a) to have the Company withhold from vested shares of Restricted Stock, a number of shares having an aggregate Fair Market Value equal to the minimum amount required to be withheld or such lesser amount as may be elected by you; provided however, that the amount of stock so withheld shall not result in an accounting charge to the Company, or (b) to transfer to the Company a number of shares that were acquired by you more than six months prior to the transfer to the Company (or such longer period as is requested by the Committee in order to avoid an accounting charge to the Company) and that have an aggregate Fair Market Value equal to the amount required to be withheld or such lesser or greater amount as may be elected by you, up to your marginal tax payment obligations associated with the taxation of the Restricted Stock.  All elections shall be subject to the approval or disapproval of the Committee.  The value of shares withheld or transferred shall be based on the Fair Market Value of the stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).  Any election to have shares withheld or transferred for this purpose will be subject to the following restrictions:

(i)

All elections must be made prior to the Tax Date (there may be separate Tax Dates for separate vesting periods).

(ii)

All elections once made shall be irrevocable.

(iii)

If you are an officer or director of the Company within the meaning of Section 16 of the 1934 Act (“Section 16”), you must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of stock to satisfy such tax withholding obligation.

11.

Section 83(b) Election.  You hereby acknowledge that you have been informed that you may file with the Internal Revenue Service, within 30 days of the Effective Date, an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to be taxed as of the Effective Date on the amount by which the Fair Market Value of the Restricted Stock as of such date exceeds the price paid for such shares, if any.

IF YOU CHOOSE TO FILE AN ELECTION UNDER SECTION 83(b) OF THE CODE, YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON YOUR BEHALF.

BY ACCEPTING THESE TERMS, YOU REPRESENT THAT YOU HAVE REVIEWED WITH YOUR OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THE RESTRICTED STOCK AWARD AND THESE TERMS AND CONDITIONS AND THAT YOU ARE RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS.  YOU UNDERSTAND AND AGREE THAT YOU (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY ANY RESTRICTED STOCK AWARD.

12.

Notices.  Any notice required or permitted to be given in conjunction with a Restricted Stock Award shall be in writing and shall be given by hand delivery or by first class registered or certified mail, postage prepaid, addressed, if to the Company, to its Corporate Secretary, and if to you, to your address now on file with the Company, or to such other address as either may designate in writing.  Any notice shall be deemed to be duly given as of the date delivered in the case of personal delivery, or as of the second day after enclosed in a properly sealed envelope and deposited, postage prepaid, in a United States post office, in the case of mailed notice.

13.

Amendment.  Except as provided herein, any Restricted Stock Award may not be amended or otherwise modified unless approved by the Committee, evidenced in writing and signed by you and the Company.

14.

Relationship to Plan.  These Terms and Conditions do not alter the terms of the Plan. If there is a conflict between the terms of the Plan and these Terms and Conditions, the terms of the Plan shall prevail.  Capitalized terms used in these Terms and Conditions but not defined herein shall have the meaning given such terms in the Plan.

15.

Construction; Severability.  The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of these Terms and Conditions.  The invalidity or unenforceability of any provision of these Terms and Conditions shall not affect the validity or enforceability of any other provision, and each other provision of these Terms and Conditions shall be severable and enforceable to the extent permitted by law.

16.

Waiver.  Any provision contained in these Terms and Conditions may be waived, either generally or in any particular instance, by the Committee appointed under the Plan, but only to the extent permitted under the Plan.

17.

Entire Agreement; Binding Effect.  Once accepted, these Terms and Conditions, the terms and conditions of the Plan, and the specific Restricted Stock Award, constitute the entire agreement between you and the Company governing such Restricted Stock Award, and shall be binding upon and inure to the benefit of the Company and to you and to the Company’s and your respective heirs, executors, administrators, legal representatives, successors and assigns.

18.

Rights to Employment.  Nothing contained in these Terms and Conditions shall be construed as giving you any right to be retained in the employ of the Company and is limited solely to governing your rights and obligations with respect to the Restricted Stock.

19.

Governing Law.  These Terms and Conditions shall be governed by and construed in accordance with the laws of the State of Utah, without regard to the choice of law principles thereof.

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